Exhibit 10.2

                      DIRECTOR INDEMNIFICATION AGREEMENT


      This Agreement, dated as of ______________ ___, 199___, is entered into between Whitman Education Group, Inc., a corporation organized under the laws of the State of New Jersey (the "Company"), and __________________________________
(the "Director").

                                   Recitals

      A. Highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or as executive officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation.

      B. The current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons.

      C. The Bylaws of the Company presently provide, among other things, that the Company shall indemnify its directors and officers to the full extent permitted by law.

      D. The Board has determined that the difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Company's shareholders and that the Company should act to assure such persons that there will be increased certainty of protection against risks of such claims and actions against them in the future.

      E. It is reasonable, prudent, and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

      F. The Director is willing to serve or continue to serve as a director of the Company on the condition that the Director be so indemnified.

AGREEMENT

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

            (a) "Related Party" shall refer to (i) any other corporation in which the Company has an equity interest of at least fifty percent (50%) and
(ii) any other corporation or any limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise or association in which the Director has served in any Indemnified Position, at the request of the Company or for the convenience of the Company or to represent the Company's interest. Any entity or plan described in Section 1(a)(ii) in which the Company has any interest or which is established in whole or in part for the benefit of the Company or any other Related Party or the Company or Related Party's employees shall be presumed to be a Related Party.

            (b) "Indemnified Position" shall refer to any position held by the Director, or pursuant to which the Director acts, as an officer, director, employee, partner, trustee, fiduciary, administrator or agent of the Company or a Related Party.

            (c) "Indemnified Event" shall mean any claim asserted against the Director, whether civil, criminal, administrative or investigative in nature, for monetary or other relief; or any Proceeding to which the Director is named as a party or is a subject of or witness in, or with respect to which he or she is threatened to be named as a party, subject or witness, brought against the Director by reason of his or her serving or acting in any Indemnified Position or arising or allegedly arising directly or indirectly out of, or otherwise relating to, any action, omission, occurrence or event involving the Director in any Indemnified Position, including any Proceeding, formal or informal or otherwise, conducted or brought by the Securities and Exchange Commission or other governmental agency, or The National Association of Securities Dealers, Inc., a national stock exchange or similar organization.

            (d) "Proceeding" shall mean any pending, threatened or completed action, suit, investigation, inquiry, arbitration, alternative dispute resolution mechanism or any other proceeding (or any appeals therefrom), whether civil, criminal, administrative or investigative in nature and whether in a court or arbitration, or before or involving a governmental, administrative or private entity (including, but not limited to, an investigation initiated by the Company, any Related Party or any affiliate thereof, or the board of directors, fiduciaries or partners of any thereof).

            (e) "Indemnification Amount" shall refer to the amount of losses, claims, demands, costs, damages, liabilities (joint and several), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), settlements, and other amounts (including Witness Liabilities), including interest on any of the foregoing, which the Director is liable to pay or has paid in connection with an Indemnified Event and amounts proposed to be paid in settlement by the Director in connection with any Indemnified Event.

            (f) "Witness Liabilities" shall mean all expenses incurred by the Director in connection with his or her preparation to serve or service as a witness in any Proceeding in any way relating to the Company, any Related Party or any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of any of them (a "Securities Act Affiliate"), any associate (as defined in such Rule 405) of any of them or of any Securities Act Affiliate, or any Indemnified Event (including, but not limited to, the investigation, defense or appeal in connection with any such Proceeding).

            (g) "Expenses" shall refer to all disbursements, costs or expenses of any nature reasonably incurred by the Director directly or indirectly in connection with an Indemnified Event, or Witness Liabilities, including, but not limited to, fees and disbursements of counsel, accountants or other experts employed by the Director in connection with any Indemnified Event, including all such expenses, disbursements and costs of investigation in connection with or prior to the initiation of any Proceeding relating to an Indemnified Event.

            (h) "Indemnify" or "Indemnification" shall refer to the obligation of the Company herein to pay Expenses or Indemnification Amounts.

            (i) "Change of Control" shall be deemed to have occurred if (A) any "Person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding the Company and any of its wholly-owned subsidiaries, is or becomes (except in a transaction approved in advance by the Board) the beneficial owner (as defined in Rule 13d-3 under such
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, or (C) the shareholders of the Company should approve any one of the following transactions: (x) any consolidation or merger of the Company in which the company is not the surviving corporation, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

            (j) "Final Disposition" shall refer to any judgment, order or award rendered in any Proceeding after the expiration of all rights of appeal.

      2. SERVICES TO THE COMPANY. The Director will serve, and/or continue to serve, as a director of the Company, so long as he or she is duly elected and qualified in accordance with the provisions of the Articles of Incorporation and Bylaws of the Company, or in any other Indemnified Position, at the will of the Company (or under separate contract, if any); provided that the Director may at any time and for any reason resign from such Indemnified Position (subject to any contractual obligations which the Director shall have assumed a part from this Agreement) but the obligations 0.provided for herein shall continue after such termination.

      3. INDEMNITY. The Company hereby agrees to indemnify the Director and hold the Director harmless to the full extent permitted or authorized by the provisions of current New Jersey legislation (including Section 14A:3-5 of the New Jersey Business Corporation Act) or future New Jersey legislation or, if broader indemnification is available, by current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), and such Indemnification shall be made unless prohibited by New Jersey law. Without limiting the generality of the foregoing, the Company agrees to indemnify the Director and hold the Director harmless from and against, and pay any and all, Expenses and Indemnification Amounts, including Witness Liabilities; provided, however, that notwithstanding the foregoing:

            (a) in the case of any Proceeding by or in the right of the Company to procure a judgment in its favor against the Director by reason of his being or having been a Director of the Company, the Company shall have the power to indemnify the Director against his expenses in connection with any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; provided further, however, that in such Proceeding by or in the right of the Company, no indemnification shall be provided with respect to any claim, issue or matter a to which the Director shall have been adjudged to be liable to the Company, unless and only to the extent that the Superior Court or the court in which such Proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, the Director is fairly and reasonably entitled to Indemnity for such expenses as the Superior Court or such other court shall deem proper; and

            (b) no indemnification shall be made to or on behalf of the director if a judgment or other final adjudication adverse to the director established that his acts or omissions (i) were in breach of his duty of loyalty to the Company or its shareholders, as defined in subsection 3 of N.J.S.A. 14A:2-7,
(ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the Director of and improper personal benefit.

            Except with respect to the indemnification specified in the second and third sentences of Section 7 or in Section 10 or Section 13(b) of this Agreement, the Company shall indemnify the Director in connection with a Proceeding (or part thereof) initiated by the Director (subject to the limitations provided above) only if authorization for the Proceeding (or part thereof) was not denied by the Board of Directors of the Company prior to the earlier of (i) 60 days after receipt of notice thereof from the Director and
(ii) a Change of Control.

      4. PAYMENT OF EXPENSES. The Company shall advance all Expenses within thirty (30) days after the receipt by the Company of a statement or statements from the Director requesting such advance payment or payments from time to time. Such statement or statements shall identify the nature and amount of the Expenses to be advanced with reasonable specificity. The Director agrees to repay any Expenses advanced if it shall ultimately be determined (which shall only be made after the Final Disposition of the Proceeding related to an Indemnified Event, as hereinafter provided) that the Director was not entitled to reimbursement of Expenses in connection with the Indemnified Event for which such Expenses were made.

      5. INTERVAL PROTECTION. During the interval between the Company's receipt of the Director's request for indemnification or advances and the latest to occur of (a) payment in full to the Director of the indemnification or advances to which he or she is entitled hereunder, or (b) a final adjudication that the Director is not entitled to indemnification hereunder, the Company shall provide "Interval Protection" which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Company at that time) to stay, pending a final determination of the Director's entitlement to indemnification (and, if the Director is so entitled, the payment thereof), the execution, enforcement or collection of any Indemnified Amount or Expenses or any other amounts for which the Director may be liable (and as to which the Director has requested indemnification hereunder) in order to avoid the Director's being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to the Director (unsecured and with interest payable at the prime rate) of amounts necessary to satisfy the Indemnified Amount or Expenses or other amounts for which the Director may be liable and as to which a stay of execution as aforesaid cannot be obtained, the Company by executing this Agreement having made the judgment that, in general, such loan or similar assistance may reasonably be expected to benefit the Company), within three days after receipt of the Director's written request therefor, together with a written undertaking by the Director to repay, no later than 120 days following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined in a final adjudication that the Director is not entitled to be indemnified against such Indemnified Amounts or Expenses or other amounts.

      6. INDEMNIFICATION BY COURT. Notwithstanding any other provision of this Agreement including without limitation the fourth sentence of Section 7, indemnification and advances shall also be made to the extent a New Jersey circuit court, or another court of competent jurisdiction, or the court in which a Proceeding was brought, shall determine that the Director, in view of all the circumstances of the case, is fairly and reasonably entitled to indemnification and/or advances for such Expenses as such court shall deem proper.

      7. INDEMNIFICATION PROCEDURE. Any Indemnification or advance under this Agreement (other than Interval Protection) shall be made promptly and in any event within thirty (30) days upon the written request of the Director delivered to the Company. The right to Indemnification or advances as granted under this Agreement shall be enforceable by the Director in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within thirty (30) days. The Director's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action that there has been a judgment or other final adjudication adverse to the Director which established that the Director failed to meet the standard of conduct, if any, required for indemnification by current legislation including, without limitation, N.J.S.A. 14A:3-5(8), or, if applicable in accordance with
Section 3 hereof, future legislation or current or future judicial or administrative decisions, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board or any committee thereof, its independent counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the Director is proper in the circumstances because he or she has met the applicable standard of conduct described in the preceding sentence, if any, nor the fact that there has been an actual determination by the Company (including the Board or any committee thereof, its independent counsel and its shareholders) that the Director has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      8.    PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

            (a) The Director shall be presumed entitled to Indemnification hereunder unless clearly not entitled to such Indemnification by clear and convincing proof that such payment shall be unlawful.

            (b) If the Company shall not have responded to the Director's request for Indemnification pursuant to Section 7 hereof within thirty (30) days after receipt by the Company of such request therefor, the Director shall be deemed to be entitled to such Indemnification except as otherwise provided in
Section 3 hereof.

            (c) The termination of any Proceeding relating to an Indemnified Event or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Director to Indemnification or create a presumption that the Director did not meet any applicable standard of conduct.

            (d) Notwithstanding any other provision of this Agreement, the Director shall in no event be required to repay any Expense payments advanced to the Director and no defense can or shall be raised by the Company to a request for Indemnification pursuant to Section 7 to the extent the Director has been successful on the merits or otherwise in defense of any Proceeding related to an Indemnified Event, or in defense of any claim, issue or matter involved in any Indemnified Event therein, whether as a result of the initial adjudication or on appeal or the abandonment thereof by a party.

      9.    NON-EXCLUSIVITY;  DURATION OF AGREEMENT; INSURANCE; SUBROGATION.

            (a) The rights of Indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may at any time be entitled under applicable law, the Articles of Incorporation, the By-Laws, any other agreement, or any vote or consent of directors or shareholders or otherwise.

            (b) This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that the Director shall have ceased to serve in any Indemnified Position; or (ii) the Final Disposition of all Indemnified Events.

            (c) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Director and his or her heirs, devisees, executors, and administrators or other legal representatives.

            (d) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or executive officers of the Company or for any person serving in any other Indemnified Position, the Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or executive officer or person serving in such position under such policy or policies.

      10.   PROCEEDINGS.

            (a) The parties hereto agree that except as otherwise provided for herein, any disputes arising with respect to the interpretation or enforcement of any provision hereof shall be submitted, at the sole election of the Director, either to be submitted, at the sole election of the Director, either to arbitration or to judicial determination. Any arbitration shall be conducted in the City of Miami, Florida in accordance with the then existing rules of the American Arbitration Association ("AAA"). In any arbitration pursuant to this agreement, the award or decision shall be rendered by a majority of the members of an arbitration panel consisting of three members chosen in accordance with the then existing rules of the AAA. The award or decision of the arbitration panel pursuant to this Section 10 shall be binding and conclusive on the parties, provided that enforcement of such award or decision may be obtained in any court having jurisdiction over the party against whom such enforcement is sought. The Company hereby agrees to bear all fees, costs and expenses imposed by the AAA, in connection with the arbitration, irrespective of the determination thereof. The provisions of Section 10(c) shall govern with respect to the proceedings referred to therein.

            (b) In the event that, for any reason, the Company fails to pay any Indemnification or advance demanded, or the Company requests repayment of any Expenses advanced, the Director shall nevertheless be entitled, at his or her sole option, to a final judicial determination or may seek arbitration of his or her entitlement to Indemnification hereunder in respect of such claim. In the event the Director seeks a judicial determination, the Director shall commence an action in a court of the State of Florida. In the event the Director seeks an award in arbitration, (i) such arbitration shall be conducted in Miami, Florida pursuant to Section 10(a), and (ii) the arbitrator shall notify the parties of his or her decision within sixty (60) days following the initiation of such arbitration (or such other period proscribed by the rules of AAA). The Company further agrees that its execution of this Agreement shall constitute a stipulation by which it shall be bound in any court or arbitration in which such proceeding shall have been commenced, continued or appealed that (i) it shall not oppose the Director's right to seek any such adjudication or award in arbitration or any other claim by reason of any prior determination made by the Company with respect to the Director's right to Indemnification under this Agreement on such claim or any other claim, or, except in good faith, raise any objections not specifically relating to the merits of the Director's claim; and
(ii) for purposes of this Agreement any such adjudication or arbitration shall be conducted de novo and without prejudice by reason of any prior determination that the Director is not entitled to Indemnification.

            (c) Whether or not the court or arbitrators shall determine that the Director is entitled to payment of Indemnification Amounts or has to return the payment of Expenses or otherwise finds against the Director, the Company shall within thirty (30) days after written request therefor (and submission of reasonable evidence of the nature and amount thereof), and unless there is a specific judicial finding that the Director's suit or arbitration was frivolous, pay all Expenses incurred by the Director in connection with such adjudication or arbitration (including, but not limited to, any appellate proceedings).

      11. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section, paragraph or clause of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or clause of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be deemed revised, and shall be construed, so as to give effect to the intent manifested by this Agreement (including the provisions held invalid, illegal, or unenforceable).

      12. MERGER OR CONSOLIDATION OF THE COMPANY. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether or not the Company is the resulting or surviving corporation, the Director shall stand in the same position under this Agreement with respect to the Company if its separate existence had continued.

      13. ENFORCEMENT.

            (a) The Company unconditionally and irrevocably stipulates and agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be bound in any court or arbitration in which a proceeding by the Director for enforcement of his or her rights shall have been commenced, continued or appealed, that the obligations of the Company set forth herein are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Director, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he or she may have at law or in equity with respect to a violation of this Agreement, the Director shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

            (b) In the event that the Director is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Director shall, within thirty
(30) days after written request to the Company therefor (and submission of reasonable evidence of the amount thereof), and unless there is a specific judicial finding that the Director's suit was frivolous, be indemnified by the Company against all Expenses incurred by him or her in connection therewith.

      14. NOTIFICATION AND DEFENSE OF CLAIM. The Director agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding involving an Indemnification event; provided, however, that the failure of the Director to give such notice to the Company shall not adversely affect the Director's rights under this Agreement except to the extent the Company shall have been materially prejudiced by such failure. Nothing in this Agreement shall constitute a waiver of the Company's right to seek participation, at its own expense, in any Proceeding which may give rise to Indemnification hereunder.

      15. HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      16. MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      17. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, or sent via telecopy or facsimile transmission, in each case receipted for by the party to whom said notice or other communication shall have been directed or transmitted, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (iii) delivered by overnight courier service:

            (a)   If to the Director, to:

                  ------------------------------------
                  (Name)

                  ------------------------------------
                  (Address)

            (b)   If to the Company, to:

                  Whitman Education Group, Inc.
                  4400 Biscayne Boulevard, 6th Floor

                  Miami, Florida 33137
                  Attention:  Richard B. Salzman
                              Vice President - Legal Affairs and General Counsel

or to such other address as may have been furnished to either party by the other party.

      18. ENTIRE AGREEMENT. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement, and this Agreement constitutes the entire understanding between the parties. This Agreement may not be modified, amended, changed or discharged except by a writing signed by the parties hereto, and then only to the extent therein set forth.

      19. NONASSIGNMENT. This Agreement may not be assigned by either of the parties hereto.

      20. GOVERNING LAW. This Agreement, including its validity, interpretation and effect, and the relationship of the parties shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                              WHITMAN EDUCATION GROUP, INC.



                              By:___________________________________________

                                    Randy S. Proto
                                    President

                              DIRECTOR



                              By:___________________________________________

                                    (Name)